Exhibit 10.39

“CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE TECTONIC THERAPEUTIC, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT TECTONIC THERAPEUTIC, INC. TREATS AS PRIVATE OR CONFIDENTIAL.”

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is made as of May 6, 2022(the Effective Date”)by and between Tectonic Therapeutic, Inc., a Delaware corporation with an office at 490 Arsenal Way, Suite 210, Watertown, MA 02472 U.S.A. (“Tectonic”) and WuXi Biologics (Hong Kong) Limited, a Hong Kong corporation with an office at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong (“Manufacturer”).

RECITALS:

WHEREAS, Tectonic desires to engage Manufacturer to perform certain Development and/or Manufacturing Services (as those terms are defined below), on the terms and conditions set forth below, and Manufacturer desires to perform such Services for Tectonic.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth in this Agreement, the parties hereto agree as follows:

1.	Definitions. Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

1.1

“Affiliate” means, with respect to either Tectonic or Manufacturer, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with Tectonic or Manufacturer, as the case may be. As used in the definition of Affiliate, “control” means (a), direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (b) the direct or indirect power to manage, direct or cause the direction of the management and policies of the or the power to elect more than fifty percent (50%) of the members of the governing body of such entity.

1.2

“Agreement” means this Development and Manufacturing Services Agreement, together with all Appendices attached hereto, as amended from time to time by the parties in accordance with Section 15.7, and all fully signed Work Orders entered into by the parties.

1.3

“Applicable Law” means all applicable ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any kind whatsoever of any Authority, as amended from time to time including cGMP (if applicable).

1.4

“Authority” means any government regulatory authority responsible for granting approvals for the performance of Services under this Agreement or for issuing regulations pertaining to the Manufacture and/or use of Product in the intended country of use, including the FDA.

1.5

“Batch” means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch record.

1.6	“Batch Documentation” has the meaning set forth in Section 6.2.

1.7

“Cancellation Charges” means a fee specified in Appendix B payable by Tectonic in the event it cancels certain types of Batches or Manufacturer terminates a Work Order for uncured material breach under which such Batches were to be Manufactured.

1.8	“Certificate of Analysis” means a document signed by an authorized representative of Manufacturer, describing Specifications for, and testing methods applied to, Product, and the results of testing.

1.9

“Certificate of Compliance” means a document signed by an authorized representative of Manufacturer, certifying that a particular Batch was Manufactured in accordance with cGMP (if applicable), all other Applicable Law, the Manufacturing Process, and the Specifications.

1.10

“cGMP” means current good manufacturing practices and regulations applicable to be Manufacture of Product that are enacted or promulgated by any Authority including statutory and regulatory requirements, and guidance of an Authority published from time to time interpreting such requirements.

1.11	“Change Order” has the meaning set forth in Section 5.3.

1.12	“Confidential Information” has the meaning set forth in Section 10.

1.13

“Develop” or “Development” means the studies and other activities conducted by Manufacturer under this Agreement to develop and/or validate all or any part of a Manufacturing Process including analytical tests and methods, formulations and dosage forms and stability.

1.14	“Drug Product” means a finished dosage form containing Drug Substance which is Manufactured through the Services as identified in the applicable Work Order.

1.15	“Drug Substance” means the drug substance identified on the applicable Work Order.

1.16

“Equipment” means any equipment or machinery, including Tectonic Equipment, used by Manufacturer in the Development and/or Manufacturing of Product, or the holding, processing, testing or release of Product.

1.17	“Facility” means the facility(ies) of Manufacturer identified in the applicable Work Order or otherwise agreed to in writing by the parties.

1.18	“FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

1.19	“FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 321 et seq., as amended from time to time.

1.20	“Force Majeure Event” has the meaning set forth in Section 15.2.

1.21

“Improvements” means all Technology and discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights (whether or not protectable under patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made or reduced to practice in the performance of Services under this Agreement.

1.22

“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product including the manufacturing, processing, packaging, labeling, quality control testing, stability testing, release, storage or supply of Product.

1.23	“Manufacturer Improvements” has the meaning set forth in Section 9.3(a).

1.24	“Manufacturer Indemnitees” has the meaning set forth in Section 12.2.

1.25

“Manufacturer Technology” means the Technology of Manufacturer (a) existing prior to the Effective Date; or (b) developed or obtained by or on behalf of Manufacturer independent of this Agreement and without reliance upon the Confidential Information of Tectonic.

1.26

“Manufacturing Process” means any and all processes and activities (or any step in any process or activity) used or planned to be used by Manufacturer to Manufacture Product, as evidenced in the Batch Documentation or master Batch Documentation.

1.27

“Product” means the Drug Substance, Drug Product, or a part or derivative of the Drug Substance or Drug Product, that is Manufactured through the Services including produced by a cell line, in each case as specified in the applicable Work Order, including, if applicable, bulk packaging and/or labeling as provided in such Work Order.

1.28	“Quality Agreement” has the meaning set forth in Section 2.2.

1.29	“Records” has the meaning set forth in Section 5.4(a).

1.30	“Representative” has the meaning set forth in Section 3.1.

1.31	“Services” means the Development, Manufacturing and/or other Services described in a Work Order entered into by the parties.

1.32

“Specifications” means the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which Product at any stage of Manufacture should conform to be considered acceptable for its intended use that are provided by or approved by Tectonic, as such specifications are amended or supplemented from time to time by Tectonic in writing.

1.33	“Supporting Documentation” has the meaning set forth in Section 5.5(a).

1.34

“Technology” means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

1.35	“Tectonic Equipment” means the Equipment, if any, identified on the applicable Work Order as being provided by Tectonic or purchased or otherwise acquired by Manufacturer

1.36	“Tectonic Improvements” has the meaning set forth in Section 9.3(b).

1.37	“Tectonic Indemnitees” has the meaning set forth in Section 12.1.

1.38	“Tectonic Materials” means the materials identified in the applicable Work Order as being provided by Tectonic, including labels (if any) for Product.

1.39	“Tectonic Selected Subcontractor” has the meaning in Section 3.3(b).

1.40

“Tectonic Technology” means (a) Tectonic Materials and any intermediates, components, or derivatives of Tectonic Materials; (b) Product and any intermediates, components, or derivatives of Product; (c) Specifications; and (d) the Technology of Tectonic (i) existing prior to the Effective Date, or (ii) developed or obtained by or on behalf of Tectonic independent of this Agreement and without reliance upon the Confidential Information of Manufacturer.

1.41	“Work Order” means a written work order referencing this Agreement, substantially in the form attached hereto as Appendix A, for the performance of Services by Manufacturer under this Agreement.

2.	Engagement of Manufacturer.

2.1

Services and Work Orders. From time to time, Tectonic may wish to engage Manufacturer to perform Services for Tectonic. Such Services will be set forth in a Work Order. Each Work Order will be appended to this Agreement, will include the material terms for the project, and may include the scope of work, specified Services, Specifications, deliverables, timelines, milestones (if any), quantity, budget, payment schedule and such other details and special arrangements as are agreed to by the parties with respect to the activities to be performed under such Work Order. No Work Order will be effective unless and until it has been agreed to and signed by authorized representatives of both parties. Each fully signed Work Order will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement. Manufacturer will perform the Services specified in each fully signed Work Order, as amended by any applicable Change Order(s), and in accordance with the terms and conditions of such Work Order and this Agreement. Notwithstanding the foregoing, nothing in this Agreement will obligate either party to enter into any Work Order under this Agreement.

2.2

Quality Agreement. If appropriate or if required by Applicable Law, the parties will also agree upon a Quality Agreement containing quality assurance provisions for the Manufacture of Product (“Quality Agreement”).

2.3

Conflict Between Documents. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Work Order, Quality Agreement, purchase order, or other document or form used by the parties, the terms of this Agreement will control, unless this Agreement or the Work Order specifically states that a provision in the Work Order takes precedence over a term in this Agreement; provided, however, [***]. In the case of a Work Order changing a term of this Agreement, such change will apply for that Work Order only and must expressly identify the specific Section of this Agreement that is changed.

3.	Project Performance.

3.1

Representatives. Each party will appoint a representative having primary responsibility for day-to-day interactions with the other party for the Services (each, a “Representative”) who will be identified in the applicable Work Order. Each party may change its Representative by providing written notice to the other party in accordance with Section 15.4; provided, that Manufacturer will use [***] efforts to provide Tectonic with at least [***] prior written notice of any change in its Representative for the Services. Except for notices or communications required or permitted under this Agreement, which will be subject to Section 15.4, or unless otherwise mutually agreed by the parties in writing, all communications between Manufacturer and Tectonic regarding the conduct of the Services pursuant to such Work Order will be addressed to or routed directly through the parties’ respective Representatives.

3.2

Communications. The parties will hold project team meetings via teleconference or in person, on a periodic basis as agreed upon by the Representatives. Manufacturer will make written reports to Tectonic as specified in the applicable Work Order.

3.3	Subcontracting.

(a)

General. Manufacturer may not subcontract with any third party including any Affiliate of Manufacturer other than the Affiliates of Manufacturer identified in Appendix C, to perform any of its obligations under this Agreement without the prior written consent of Tectonic. Manufacturer will be solely responsible for the performance of any permitted subcontractor, and for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by Manufacturer itself under this Agreement. Manufacturer will cause any such permitted subcontractor to be bound by, and to comply with, the terms of this Agreement, as applicable, including all confidentiality, quality assurance, regulatory and other obligations and requirements of Manufacturer set forth in this Agreement.

(b)

Tectonic Selected Subcontractor. Notwithstanding the foregoing Section 3.3(a), Manufacturer will have no liability arising from the performance of Services by a Tectonic Selected Subcontractor, where “Tectonic Selected Subcontractor” means a subcontractor who is not an Affiliate of Manufacturer and (i) that is chosen or requested by Tectonic for Manufacturer to use; and (ii) that is not validated or utilized by Manufacturer or its Affiliates prior to the effective date of the applicable Work Order. Any Tectonic Selected Subcontractor to be used by Manufacturer under a given Work Order will be expressly identified in such Work Order as a Tectonic Selected Subcontractor.

3.4

Duty to Notify. Manufacturer will promptly notify Tectonic if at any time during the term of this Agreement Manufacturer has reason to believe that it will be unable to perform or complete the Services in a timely manner. Compliance by Manufacturer with this Section 3.4 will not relieve Manufacturer of any other obligation or liability under this Agreement.

4.	Materials and Equipment.

4.1

Supply of Materials. Unless the parties otherwise agree in a Work Order, Manufacturer will supply, in accordance with the relevant approved raw material specifications, all materials to be used by Manufacturer in the performance of Services under a Work Order other than the Tectonic Materials specified in such Work Order. Tectonic or its designees will provide Manufacturer with the Tectonic Materials. Manufacturer agrees (a) to account for all Tectonic Materials; (b) not to provide Tectonic Materials to any third party without the express prior written consent of Tectonic; (c) not to use Tectonic Materials for any purpose other than conducting the Services, and without limiting the generality of the foregoing, will not analyze, characterize, modify or reverse engineer any Tectonic Materials or take any action to determine the structure or composition of any Tectonic Materials unless required pursuant to a signed Work Order; and (d) to destroy or return to Tectonic all unused quantities of Tectonic Materials according to Tectonic’s written directions (it being understood by Tectonic that Tectonic Materials (other than any Drug Substance, Drug Product or Product) may be subject to restrictions regarding return because of financial and customss laws of the shipping country).

4.2

Ownership of Materials. Tectonic will at all times retain title to and ownership of the Tectonic Materials, Product, any intermediates and components of Tectonic Materials or Product, and any work in process at each and every stage of the Manufacturing Process. Manufacturer will provide within the Facility an area or areas where the Tectonic Materials, Product, any intermediates and components of Tectonic Materials or Product, and any work in process are segregated and stored in accordance with the Specifications and cGMP (if applicable), and in such a way as to be able at all times during the period of Manufacturing under this Agreement and any additional storage period agreed to by the parties in this Agreement or otherwise in writing to clearly distinguish such materials from products and materials belonging to Manufacturer, or held by it for a third party’s account. Manufacturer will ensure that Tectonic Materials (which are under Manufacturer or its designee’s control), Product, any intermediates and components of any Tectonic Materials or Product, and any work in process are free and clear of any liens or encumbrances. Manufacturer will at all times take reasonable measures as are required to protect the Tectonic Materials, Product, any intermediates and components of any Tectonic Materials or Product, and any work in process from loss, damage and theft at all stages of the Manufacturing Process. Manufacturer will immediately notify Tectonic if at any time it believes any Product or Tectonic Materials, or any intermediates and components of any Tectonic Materials or Product, or any work in process have been damaged, lost or stolen.

4.3

Supply of Equipment. Unless otherwise agreed in a Work Order, Manufacturer will supply all Equipment necessary to perform the Services, except that Tectonic will supply the Tectonic Equipment, if any. Manufacturer will not use the Tectonic Equipment except in performance of Services under the applicable Work Order. Title to the Tectonic Equipment will remain with Tectonic and Manufacturer will ensure that the Tectonic Equipment is properly labeled as Tectonic property and remains free and clear of any liens or encumbrances. At Tectonic’s written request and reasonable cost, the Tectonic Equipment will be returned to Tectonic, or to Tectonic’s designee. Manufacturer will be responsible, at Tectonic’s request and cost, as specified in the applicable Work Order, for maintenance of the Tectonic Equipment. To the extent Tectonic provides spare parts for the Tectonic Equipment, such spare parts will remain the property of Tectonic and will be used by Manufacturer only for maintenance of the Tectonic Equipment. Manufacturer will immediately notify Tectonic if at any time it believes any Tectonic Equipment has been damaged, lost or stolen.

5.	Development and Manufacture of Product.

5.1	Resources; Applicable Law. Manufacturer will comply with all Applicable Law in performing Services.

5.2	Facility.

(a)

Performance of Services. Manufacturer will perform all Services at the Facility, provide all staff necessary to perform the Services in accordance with the terms of the applicable Work Order and this Agreement, and hold at such Facility all Equipment, Tectonic Equipment, Tectonic Materials and other items used in the Services. Manufacturer will not change the location of such Facility or use any additional facility for the performance of Services under this Agreement without at least [***] prior written notice to, and prior written consent from, Tectonic, [***]. Manufacturer will maintain, at its own expense (except the expense for Tectonic Equipment as specified in the applicable Work Order), the Facility and all Equipment required for the Manufacture of Product in a state of repair and operating efficiency consistent with the requirements of cGMP (if applicable) and all Applicable Law.

(b)

Validation. Manufacturer will be responsible for performing all validation of the Facility, Equipment and cleaning and maintenance processes employed in the Manufacturing Process in accordance with cGMP (if applicable), Manufacturer’s SOPs, the applicable Quality Agreement (if any), Applicable Law, and in accordance with any other validation procedures established by Tectonic and made known in writing to Manufacturer and agreed upon in writing by the parties. Manufacturer will also be responsible for ensuring that all such validated processes are carried out in accordance with their terms. For clarity, the validation for Tectonic Equipment will be performed at Tectonic’s cost set forth in the applicable Work Order.

(c)

Licenses and Permits. Manufacturer will be responsible for obtaining, at its expense, any Facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of Services by Manufacturer under this Agreement. At Tectonic’s request, Manufacturer will provide Tectonic with copies of all such approvals and submissions to Authorities, and Tectonic will have the right to use any and all information contained in such approvals or submissions in connection with regulatory approval and/or commercial development of Product.

(d)

Access to Facility. Manufacturer will permit Tectonic or its duly authorized representatives to observe and consult with Manufacturer during the performance of Services under this Agreement, including the Manufacturing of any Batch of Product. Manufacturer also agrees that Tectonic and its duly authorized agents will have continuous access, during operational hours and during active Manufacturing, to inspect the Facility and Manufacturing Process to ascertain compliance by Manufacturer with the terms of this Agreement, including inspection of (x) the Equipment and materials used in the performance of Services;

(y) the holding facilities for such materials and Equipment; and (z) all Records relating to such Services and the Facility. Tectonic shall be responsible for all expenses reasonably incurred by Manufacturer if such specific expenses are mutually agreed to in advance, in connection with such inspections exceeding [***] and all its personnel involved in the inspection must be subject to confidentiality and non-use obligations that are no less restrictive with those contained in this Agreement. Tectonic will also have the right, at its expense, to conduct “mock” pre-approval audits upon reasonable notice to Manufacturer, and Manufacturer agrees to cooperate with Tectonic in such “mock audits”.

5.3	Changes to Work Orders; Manufacturing Process and Specifications.

(a)

Changes to Work Orders. If the scope of work of a Work Order changes, then the applicable Work Order may be amended as provided in this Section 5.3(a). If a required modification to a Work Order is identified by Tectonic or by Manufacturer, the identifying party will notify the other party in writing as soon as reasonably possible. Manufacturer will provide Tectonic with a change order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Work Order (“Change Order”) and will use [***] efforts to do so within [***] of receiving or providing such notice, as the case may be. No Change Order will be effective unless and until it has been signed by authorized representatives of both parties. If Tectonic does not approve such Change Order, and has not terminated the Work Order, but requests the Work Order to be amended to take into account the modification, then the parties will use [***] efforts to agree on a Change Order that is mutually acceptable. If practicable, Manufacturer will continue to work under the existing Work Order during any such negotiations; provided, such efforts would facilitate the completion of the work envisioned in the proposed Change Order, but will not commence work in accordance with the Change Order until it is authorized in writing by Tectonic.

(b)

Process/Specifications Changes. Any change or modification to the Manufacturing Process or Specifications for any Product must be approved in advance by Tectonic and will be made in accordance with the change control provisions of the applicable Quality Agreement. If any change to the Specifications would result in significantly increased costs to Manufacturer, then prior to implementation of such change, the parties agree to negotiate a Change Order to the applicable Work Order in accordance with the terms of Section 5.3(a) with the aim of agreeing on a mutually acceptable allocation of the increased costs.

5.4	Records; Sample Retention.

(a)

Records. Manufacturer will keep complete and accurate records [***] of all work done by it under this Agreement, in form and substance as specified in the applicable Work Order, the applicable Quality Agreement, and this Agreement (collectively, the “Records”). All such Records will be the property of Tectonic, provided, that, for clarity, the foregoing does not give Tectonic any ownership over Manufacturer Technology and Manufacture Improvements and Manufacturer’s SOP. Manufacturer will not transfer, deliver or otherwise provide any such Records to any party other than Tectonic, without the prior written approval of Tectonic. Records will be available at reasonable times for inspection, examination and copying by or on behalf of Tectonic. All original Records of the Development and Manufacture of Product under this Agreement will be retained and archived by Manufacturer in accordance with cGMP (if applicable) and Applicable Law, but in no case for less than a period of [***] following completion of the applicable Work Order. At Tectonic’s request and reasonable cost, Manufacturer will promptly provide Tectonic with copies of such Records as set forth in the applicable Work Order or otherwise mutually agreed in writing. [***] after completion of a Work Order, all of the aforementioned records will be sent to Tectonic or Tectonic’s designee; provided, however, that Tectonic may elect to have such records retained in Manufacturer’s archives for an additional period of time at a reasonable charge to Tectonic and subject to mutually agreed terms.

(b)

Sample Retention. Manufacturer will take and retain, for such period and in such quantities as may be required by cGMP (if applicable) and the applicable Quality Agreement, samples of Product from the Manufacturing Process produced under this Agreement. Further, upon Tectonic’s written request and at Tectonic’s reasonable cost (i.e., shipping and handling), Manufacturer will submit such samples to Tectonic.

5.5	Regulatory Matters.

(a)

Regulatory Approvals. Tectonic will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Tectonic’s use of any Product Developed and/or Manufactured under this Agreement, including investigational new drug application, biologics license application, new drug application, and abbreviated new drug application submissions and any analogous submissions filed with the appropriate Authority of a country other than the United States. Manufacturer will be responsible for, at Tectonic’s request and reasonable cost (i.e., shipping and handling), providing Tectonic with all supporting data and information relating to the Development and/or Manufacture of Product necessary for obtaining such approvals, including all (x) Records, (y) Batch Documentation, and (z) authorizations, certificates, methodologies, raw material specifications, standard test methods, and other documentation (collectively, “Supporting Documentation”) in the possession or under the control of Manufacturer relating to the Development and Manufacture of Product (or any intermediate or component of Product). On request, Manufacturer will make its relevant SOPs available to an Authority or for review by Tectonic onsite or virtually if the onsite visit is determined by Tectonic to not be reasonable or practical given COVID-19 associated issues.

(b)

Regulatory Inspections. Manufacturer will permit Tectonic or its agents to be present and participate in any visit or inspection by any Authority of the Facility (to the extent it relates in any way to any Product) or the Manufacturing Process. Manufacturer will give as much advance notice as possible to Tectonic of any such visit or inspection. Unless prohibited by applicable law from doing so, Manufacturer will provide Tectonic with a copy of any report or other written communication received from such Authority in connection with such visit or inspection, and any written communication received from any Authority relating to any Product, the Facility (if it relates to or affects the Development and/or Manufacture of Product) or the Manufacturing Process, within [***] after receipt, and will consult with, and require approval from, Tectonic before responding to each such communication. Manufacturer will provide Tectonic with a copy of its final responses within [***] after submission. [***].

5.6

Waste Disposal. The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the Services will be the responsibility of Manufacturer at Manufacturer’s [***]. Without limiting other applicable requirements, Manufacturer will prepare, execute and maintain, as the generator of waste, all licenses, registrations, approvals, authorizations, notices, shipping documents and waste manifests required under Applicable Law.

5.7

Safety Procedures. Manufacturer will be solely responsible for implementing and maintaining health and safety procedures for the performance of Services and for the handling of any materials or hazardous waste used in or generated by the Services. Tectonic will be responsible for providing Manufacturer with any relevant safety information known to Tectonic regarding the Tectonic Materials when Tectonic provides the Tectonic Materials to Manufacturer. Manufacturer, in consultation with Tectonic, will develop safety and handling procedures for Tectonic Materials, Drug Substance and Product; provided, however, that Tectonic will have no responsibility for Manufacturer’s health and safety program.

6.	Testing and Acceptance Process.

6.1

Testing by Manufacturer. The Product Manufactured under this Agreement will be Manufactured in accordance with the Manufacturing Process approved by Tectonic, and with cGMP (unless otherwise expressly stated in the applicable Work Order). Each Batch of Product will be sampled and tested by Manufacturer against the Specifications, and the quality assurance department of Manufacturer will review the documentation relating to the Manufacture of the Batch and will assess if the Manufacture has taken place in compliance with cGMP (if applicable) and the Manufacturing Process.

6.2

Provision of Records. If, based upon such tests and documentation review, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP (if applicable) and the Manufacturing Process, then a Certificate of Compliance will be completed and approved by the quality assurance department of Manufacturer. This Certificate of Compliance, a Certificate of Analysis, the Specifications, and a complete and accurate copy of the Batch records (collectively, the “Batch Documentation”) for each Batch of Product will be delivered to Tectonic by a reputable overnight courier or by registered or certified mail, postage prepaid, return receipt required to verify delivery date. Upon request, Manufacturer will also deliver to Tectonic all Records and Supporting Documentation in the possession or under the control of Manufacturer relating to the Manufacture of each Batch of Product (or any intermediate or component of Product). If Tectonic requires additional copies of such Batch Documentation, these will be provided by Manufacturer to Tectonic at cost.

6.3

Review of Batch Documentation; Acceptance. Tectonic will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications. Tectonic will notify Manufacturer in writing of its acceptance or rejection of such Batch within [***] of receipt of the complete Batch Documentation relating to such Batch the (“Review Period”). If Manufacturer does not receive written notice of Tectonic’s acceptance or rejection of a Batch of Product within the first [***] period within such Review Period, Manufacturer will provide written notice to Tectonic.

If Manufacturer does not receive notice of rejection from Tectonic within the Review Period, then such Batch of Product will be deemed accepted by Tectonic. During this review period, the parties agree to respond promptly, but in any event within [***], to any reasonable inquiry or request for a correction or change by the other party with respect to such Batch Documentation. Tectonic has no obligation to accept a Batch if such Batch does not comply with the Specifications and/or was not Manufactured in compliance with cGMP (if applicable), all other Applicable Law, and the Manufacturing Process (a “Non-Conforming Batch”).

6.4

Disputes. In case of any disagreement between the parties as to whether Product conforms to the applicable Specifications or cGMP (if applicable) or was Manufactured in accordance with the Manufacturing Process, the quality assurance representatives of the parties will attempt [***] to resolve any such disagreement and Tectonic and Manufacturer will follow their respective SOPs to determine the conformity of the Product to the Specifications and cGMP (if applicable) and Manufacture in compliance with the Manufacturing Process. If the foregoing discussions do not resolve the disagreement in a reasonable time (which will not exceed [***], a representative sample of such Product and/or relevant documentation will be submitted to an independent testing laboratory (in the case of an alleged failure to meet Specifications) and/or independent cGMP consultant (in the case of an alleged failure to comply with cGMP or the Manufacturing Process), as appropriate, that are mutually agreed upon by the parties for tests and final determination of whether such Product conforms with such Specifications and/or cGMP (if applicable). The laboratory must meet cGMP (if applicable). The laboratory and consultant, as applicable, must be of recognized standing in the industry, and consent to the appointment of such laboratory and consultant will not be unreasonably withheld or delayed by either party. Such laboratory will use the test methods contained in the applicable Specifications. The determination of conformance by such laboratory and/or cGMP consultant, as applicable, with respect to all or part of such Product will be final and binding on the parties absent manifest error. The fees and expenses of the laboratory and/or consultant, as applicable, incurred in making such determination will be paid by [***].

6.5	Product Non-Conformance and Remedies.

(a)	If a Batch of Product Manufactured is a Non-Conforming Batch, then:

(i) Drug Substance. If the parties agree that a Non-Conforming Batch of Product that is Drug Substance is the result of [***], Manufacturer shall promptly Manufacture a new Batch of Drug Substance that is a conforming Batch as soon as reasonably possible (using [***] efforts to prioritize the Manufacture of the new Batch within [***] upon request by Tectonic). If Tectonic requests Manufacturer to replace such non-conforming Batch under circumstances (1) or (2), [***] to Manufacture such replacement Batch and provide a Batch that is a conforming Batch and [***] and [***] for such replacement Batch [***], and if Tectonic requests Manufacturer to replace such Non-Conforming Batch under circumstance (3), [***] for such replacement Batch. If Manufacturer cannot promptly complete Manufacture of a conforming replacement Batch, [***].

(ii) Drug Product. If the parties agree that a Non-Conforming Batch of Product that is Drug Product is the result of [***], Manufacturer shall, at Tectonic’s sole option, (A) Manufacture a new Batch of Drug Product that is a conforming Batch as soon as reasonably possible (using [***] efforts to prioritize the Manufacture of the new Batch within [***] upon request by Tectonic) and [***] for such replacement Batch, and Tectonic shall provide sufficient Drug Substance for the replacement Batch, or (B) within [***] after Tectonic’s election of the option in this subsection (ii), [***] for the Non-Conforming Batch.

Furthermore, for the avoidance of doubt, if Tectonic requests Manufacturer to Manufacture a new Batch under this Section 6.5(a), Manufacturer shall provide a free slot for Batch Manufacturing to replace such non-conforming Batch as soon as reasonably possible.

(b)

Tectonic-Caused Non-Conforming Product. To the extent the Non-Conforming Batch results solely from [***], Manufacturer will have no responsibility for such Tectonic-Caused Non-Conforming Product. If Tectonic requests Manufacturer to replace such Tectonic-Caused Non- Conforming Product, Manufacturer shall replace such Tectonic-Caused Non- Conforming Product as soon as is reasonably possible and [***] with the replacement Batch.

(c)

Other Non-Conforming Batches. If the Non-Conforming Batch is due to circumstances outside of Manufacturer’s control that is not due to Manufacturer’s negligence or willful misconduct, including but not limited to Force Majeure Event, where an insurance claim made by Manufacturer can cover all or part of the loss of the Batch of Product, Tectonic may [***] of the Batch within [***] of the [***] to Manufacturer and if Tectonic requests Manufacturer to replace the non-conforming Product, Manufacturer will replace such non-conforming Product as soon as reasonably possible and [***] associated with the Manufacture of the new Batch of Product delivered by Manufacturer in replacement of such non- conforming Products.

6.6	Disposition of Non-Conforming Product. The ultimate disposition of non-conforming the Product will be the responsibility of Tectonic’s quality assurance department.

7.	Shipping and Delivery.

7.1

Manufacturer agrees not to ship Product to Tectonic or its designee until it has received a written approval from Tectonic or Tectonic’s designee to release and ship. Manufacturer will ensure that each Batch will be in primary package, packaged as specified in the Work Order or otherwise agreed to in writing by the parties, and ready for delivery as specified in the applicable Work Order or as otherwise agreed to by the parties in writing.

7.2

All materials to be provided by Manufacturer to Tectonic will be delivered [***] (Incoterms 2020), including Product and other deliverables produced under a Work Order, returned Tectonic Materials, returned Records and returned Confidential Information.

7.3

All materials to be provided by Tectonic to Manufacturer will be delivered [***], including Tectonic Materials. For the avoidance of doubt, the use of the INCOTERMS does not mean there is a sale of Tectonic Materials to Manufacturer.

8.	Fees and Payments.

8.1

Price. The price of Product and/or the fees and expenses for the performance of Services will be set forth in the applicable Work Order. All dollar ($) amounts specified in this Agreement are United States dollar amounts and all payments to be made under this Agreement will be made in United States dollars.

8.2

Invoice. Manufacturer will invoice Tectonic according to the invoice schedule in the applicable Work Order, referencing in each such invoice the Work Order(s) to which such invoice relates. Notwithstanding the foregoing, [***]. Payment of undisputed invoices will be due [***] after receipt of the invoice and reasonable supporting documentation by Tectonic. In the event of an overdue, undisputed payment (a “Payment Default”), Manufacturer may charge interest of [***] on the overdue, undisputed payment as of the date of the Payment Default until such amount is paid provided that Manufacturer has provided notice of the Payment Default and the amount remains unpaid for [***] after Tectonic’s receipt of such notice. If the Payment Default is not rectified within [***] after Tectonic’s receipt of the applicable invoice, then it will be deemed a material breach of the applicable Work Order, and Manufacturer may terminate the Work Order pursuant to Section 14.3(b).

8.3	Payments. Tectonic will make all payments pursuant to this Agreement by check or wire transfer to a bank account designated in writing by Manufacturer.

8.4

Financial Records. Manufacturer will keep accurate records of all Services performed and invoice calculations, and, upon the request of Tectonic, will permit Tectonic or its duly authorized agents to examine such records during normal business hours for the purpose of verifying the correctness of all such calculations. The record retention and audit rights contained in this Section will survive for [***] after the expiration or earlier termination of this Agreement.

8.5	Taxes. Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Services will be borne by Tectonic (other than taxes based upon the income of Manufacturer).

8.6

Cancellation Charges and Storage Fees. The terms of Appendix B apply to cancellation by Tectonic of certain Batches of Product and to Batches stored by Manufacturer after acceptance (as specified in Section 6.3) by Tectonic. In the event there is a contradiction between a clause of Appendix B and another provision of this Agreement, the clause of Appendix B shall take precedence if the contradiction is related to any Manufacturing Services.

9.	Intellectual Property Rights.

9.1

Tectonic Technology. All rights to and interests in Tectonic Technology will remain solely in Tectonic and no right or interest therein is transferred or granted to Manufacturer under this Agreement. Manufacturer acknowledges and agrees that it does not acquire a license or any other right to Tectonic Technology except for the limited purpose of carrying out its duties and obligations under this Agreement and that such limited, non-exclusive, license will expire upon the completion of such duties and obligations or the termination or expiration of this Agreement, whichever is the first to occur.

9.2	Manufacturer Technology.

(a)

General. All rights to and interests in Manufacturer Technology will remain solely in Manufacturer and, except as otherwise set forth in this Agreement, no right or interest therein is transferred or granted to Tectonic under this Agreement. Subject to Section 9.2(c), Manufacturer hereby grants to Tectonic a non-exclusive, perpetual, irrevocable, royalty-free, transferable and sublicensable license to Tectonic and its Affiliates to use and modify Manufacturer Technology and Manufacturer Improvements solely to the extent reasonably necessary to develop, Manufacture, have Manufactured, distribute, offer for sale, sell, and otherwise dispose of and exploit Product and other deliverables.

(b)

CHO K1-Cell Line. For the purpose of this Agreement, Tectonic will not have the license in Section 9.2(a) to use Manufacturer’s proprietary CHO K1-Cell Line (the “Cell Line”) for the Manufacture of Product without negotiating a separate definitive license agreement with Manufacturer for the use of such Cell Line. Manufacturer will not use the Cell Line to Manufacture any Product under this Agreement without obtaining Tectonic’s prior written consent to such use and only if the parties have first entered into such a license agreement. If the Cell Line is required in order for Product to be Manufactured, the Work Order will expressly identify the same.

(c)

Additional License. In the provision of Services under this Agreement, Manufacturer may recommend to incorporate or use some specific Manufacturer Technology (other than the Cell Line which is subject to Section 9.2 (b) above) for which other than the license terms in Section 9.2 (a) apply. If a Work Order is executed and has no identification of such additional license terms that apply, Manufacturer represents and warrants that as of Manufacturer’s execution of the Work Order, no such additional license terms apply.

If, after execution of a Work Order, it becomes apparent that use or incorporation of certain Manufacturer Technology is recommended for a particular Work Order, Manufacturer shall, promptly after becoming aware of the same, submit to Tectonic a written list of such Manufacturer Technology, describing it in reasonable detail and the additional license terms that would apply. Manufacturer shall not incorporate or use such Manufacturer Technology without Tectonic’s express prior written consent and signed agreement on the license terms, including any fees and/or royalties for such Manufacturer Technology.

(d)

For all Manufacturer Technology (other than the Cell Line in Section 9.2(b) and Manufacturer Technology specified in Section 9.2 (c)), Tectonic’s rights to such Manufacturer Technology shall be as set forth in Section 9.2(a).

9.3	Improvements.

(a)

Manufacturer Improvements. Tectonic agrees that all Improvements that relate solely to Manufacturer Technology or Confidential Information of Manufacturer, will be the sole and exclusive property of Manufacturer (collectively, “Manufacturer Improvements”) and such Manufacturer Improvements are hereby assigned to Manufacturer (or its designee) without additional compensation to Tectonic. Tectonic will take such steps as Manufacturer may reasonably request [***] to vest in Manufacturer (or its designee) ownership of the Manufacturer Improvements.

(b)

Tectonic Improvements. Manufacturer agrees that all Improvements other than Manufacturer Improvements (collectively, “Tectonic Improvements”) will be the sole and exclusive property of Tectonic, and such Tectonic Improvements are hereby assigned to Tectonic (or its designee) without additional compensation to Manufacturer. Manufacturer will take such steps as Tectonic may reasonably request [***] to vest in Tectonic (or its designee) ownership of the Tectonic Improvements. Manufacturer agrees to promptly disclose all patentable Tectonic Improvements.

9.4

Patent Filings. Tectonic will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend, [***], any patents that claim or cover the Tectonic Improvements.

9.5

Technology Transfer. If Tectonic elects to Manufacture Product, or to have Product Manufactured by a third party, then Manufacturer will provide to Tectonic or its designee, all Manufacturing information, including documentation, technical assistance, materials and cooperation by appropriate employees of Manufacturer as Tectonic or its designee may reasonably require in order to Manufacture Product. Tectonic will compensate Manufacturer for such assistance at the hourly-rate(s) set forth in the applicable Work Order, or such other reasonable rate(s) as the parties may agree in writing.

10.	Confidentiality.

10.1

Definition “Confidential Information” means any and all non-public scientific, technical, financial regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is (a) furnished or made available by one party (the “Discloser”) to the other (the “Recipient”) or developed by either party under this Agreement; and (b) if Manufacturer is the Discloser, such information (i) if in tangible form, is labeled in writing as proprietary or confidential; (ii) if in oral or visual form, is identified as proprietary or confidential at the time of disclosure or within [***] after such disclosure; or (iii) is commonly regarded as confidential in the life sciences industry. For the avoidance of doubt, Confidential Information of Tectonic includes (x) Tectonic Materials, Tectonic Technology and Tectonic Improvements; (y) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Tectonic; and (z) all information of third parties that Tectonic has an obligation to keep confidential. Confidential Information of Manufacturer includes Manufacturer Technology (including any proprietary biologics platform, biologics development methods and biologics manufacturing process technology that satisfy the definition of Manufacturer Technology) and Manufacturer Improvements.

10.2

Confidentiality Obligations. During the term of this Agreement and for [***] thereafter, Recipient agrees to (a) hold in confidence all Discloser’s Confidential Information, and not disclose Discloser’s Confidential Information except as expressly provided in Section 10.3, without the prior written consent of Discloser; (b) use Discloser’s Confidential Information solely to carry out Recipient’s obligation under this Agreement or in the reasonable exercise of Recipient’s rights under this Agreement; (c) treat Discloser’s Confidential Information with the same degree of care Recipient uses to protect Recipient’s own confidential information but in no event with less than a reasonable degree of care; (d) reproduce Discloser’s Confidential Information solely to the extent necessary to carry out Recipient’s rights or obligations under this Agreement, with all such reproductions being considered Discloser’s Confidential Information; and (e) notify Discloser of any unauthorized disclosure of Discloser’s Confidential Information promptly upon becoming aware of such disclosure.

Notwithstanding the [***] survival period set forth above, any Confidential Information that is identified by the Discloser as a “trade secret” when disclosed and provided it qualifies as a “trade secret” under applicable law, shall remain subject to obligations of confidentiality and non-use for so long as the Discloser continues to treat such Confidential Information as a trade secret. Manufacturer agrees to treat all portions of the Manufacturing Process that are Tectonic Technology as a trade secret if marked or identified by Tectonic as such at the time of disclosure or within [***] thereafter.

10.3

Permitted Disclosure. Recipient may provide Discloser’s Confidential Information to this Affiliates, and to its and their directors, employees, consultants, contractors and agents; provided, however, that (a) any such Affiliates, directors, employees, consultants, contractors and agents are bound by written obligations of confidentiality with respect to the disclosing party’s Confidential Information that are at least as restrictive as those set forth in this Agreement; (b) Recipient remains liable for the compliance of such Affiliates, employees, consultants, contractors and agents with such obligations; and (c) in the case of Manufacturer, such disclosure is only to the extent necessary for Manufacturer to carry out its obligation under this Agreement. Recipient may also disclose Discloser’s Confidential Information to third parties only to the extent such disclosure is required to comply with Applicable Law, order of governmental authority, the rules of any stock exchange or listing entity, or to defend or prosecute litigation; provided, that Recipient provides prior written notice of such disclosure to Discloser, takes all reasonable and lawful actions to avoid or minimize the degree of such disclosure, and cooperates reasonably with Discloser in any efforts to seek a protective order. Furthermore, Tectonic may disclose Confidential Information of Manufacturer relating to the Development and/or Manufacture of Product to entities with whom Tectonic has (or may have) a marketing and/or development collaboration or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirers of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

10.4

Exceptions. Recipient’s obligations of non-disclosure and non-use this Agreement will not apply to any portion of Discloser’s Confidential Information that Recipient can demonstrate, by competent proof:

(a)	is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Recipient or its Affiliates;

(b)	is in Recipient’s or its Affiliates’ possession at the time of disclosure other than as a result of Recipient’s or its Affiliate’s breach of any legal obligation;

(c)	becomes known to Recipient or its Affiliates on a non-confidential basis through disclosure by sources other than the Discloser having the legal right to disclose such Confidential Information; or

(d)	is independently developed by Recipient or its Affiliates without reference to or reliance upon Discloser’s Confidential Information.

11.	Representations and Warranties.

11.1	Manufacturer Representations and Warranties. Manufacturer represents, warrants, and covenants to Tectonic that:

(a)

it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind held by other parties, private or public, that are inconsistent with the provisions of this Agreement;

(b)

the execution and delivery of this Agreement by Manufacturer has been authorized by all requisite corporate or company action and this Agreement is and will remain a valid and binding obligation of Manufacturer, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

(c)

the Services will be performed with requisite care, skill and diligence, by individuals who are appropriately trained and qualified; and in accordance with Applicable Law and industry standards, and all applicable provisions of Tectonic’s policies and procedures. Without limiting Manufacturer’s obligation to comply with Applicable Law, Manufacturer will comply with the United States Foreign Corrupt Practices Act, as amended from time to time, the OECD Anti-Bribery Convention with regard to Services, including not offering or giving anything of value to a foreign public official in connection with the performance of the official’s duties or inducing an official to use their position to influence any acts or decisions of any foreign, state or public international organization, and other similar laws and regulations;

(d)

to the best of Manufacturer’s knowledge, the use of the Manufacturer Technology in the conduct and the provision of the Services will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party, except that such warranty does not extend to an infringement if caused by any material/information or instruction provided by Tectonic; and it will promptly notify Tectonic in writing should it become aware of any claims asserting such violation;

(e)

at the time of delivery to Tectonic, the Product Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP (if applicable) and all other Applicable Law, the Manufacturing Process, the applicable Quality Agreement, and Specifications; (ii) will not be adulterated or misbranded under the FDCA or other Applicable Law; and (iii) will not have been produced in violation of any applicable provisions of the United States Fair Labor Standards Act, as amended;

(f)

Manufacturer, its Affiliates, approved subcontractors, and each of their respective officers and directors, as applicable, and any person used by Manufacturer, its Affiliates or approved subcontractors to perform Services under this Agreement: (i) have not been debarred and are not subject to a pending debarment pursuant to Section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42

U.S.C. § 1320a-7b(f)); (iii) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (iv) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action. Manufacturer will notify Tectonic immediately if Manufacturer, its Affiliates, or approved subcontractors, or any person used to perform Services under this Agreement, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Manufacturer’s knowledge, is threatened; and

(g)

If Tectonic request, Manufacturer will promptly sign all necessary export- related documents provided by Tectonic as required for Tectonic to comply with export laws and regulation to which Tectonic is subject, including those documents that Tectonic must obtain from Manufacturer prior to export of Tectonic Materials to Manufacturer for use in the Services. Furthermore, Manufacturer agrees that it will comply with all U.S. export laws and regulations, including the U.S. Export Administration Regulations, in performing its activities under this Agreement.

11.2	Tectonic Representations and Warranties. Tectonic represents, warrants, and covenants to Manufacturer that:

(a)

it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights held by other parties, private or public, that are inconsistent with the provisions of this Agreement; and

(b)

the execution and delivery of this Agreement by Tectonic has been authorized by all requisite corporate action and this Agreement is and will remain a valid and binding obligation of Tectonic, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

11.3

Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

12.	Indemnification.

12.1

Indemnification by Manufacturer. Manufacturer will indemnify, defend and hold harmless Tectonic, its Affiliates and its and their respective officers, directors, employees, subcontractors, and agents (collectively, the “Tectonic Indemnitees”) against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Tectonic Indemnitee by any third party to the extent they arise out of or relate to any (a) breach of this Agreement by Manufacturer; (b) Manufacturer Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; or (c) the infringement of any intellectual property rights of a third party resulting from Manufacturer’s use of the Manufacturer Technology in the performance of the Services.

12.2

Indemnification by Tectonic. Tectonic will indemnify, defend and hold harmless Manufacturer, its Affiliates and its and their respective officers, directors, employees, approved subcontractors, and agents (collectively, the “Manufacturer Indemnitees”) against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Manufacturer Indemnitee by any third party to the extent they arise out of or relate to (a) the use of the Product (except to the extent that such Losses are within the scope of the indemnification obligation of Manufacturer under Section 12.1); (b) any breach of this Agreement by Tectonic; (c) any Tectonic Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement or (d) the infringement of any intellectual property rights of a third party resulting from Manufacturer’s use of the Tectonic Equipment, Tectonic provided Tectonic Technology or Tectonic Materials in each case in accordance with the terms of this Agreement, the applicable Work Order, and any written instructions provided by Tectonic.

12.3

Indemnification Procedures. Each party must notify the other party within [***] of receipt of any claims made for which the other party might be liable under Section 12.1 or 12.2, as the case may be. Subject to Section 12.4, the indemnifying party will have the sole right to defend, negotiate, and settle such claims. The indemnified party will be entitled to participate in the defense of such matter and to employ counsel [***] to assist in such defense; provided, however, that the indemnifying party will have final decision- making authority regarding all aspects of the defense of any claim. The party seeking indemnification will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, [***] of the indemnifying party. The parties understand that no insurance deductible will be credited against losses for which a party is responsible under this Section 12.

12.4

Settlement. Neither party will be responsible nor bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent. If a settlement contains an absolute waiver of liability for the indemnified party, and each party has acted in compliance with the requirements of Section 12.3, then the indemnified party’s consent will be deemed given. Notwithstanding the foregoing, Manufacturer will not agree to settle any claim on such terms or conditions as would impair Tectonic’s ability or right to Manufacture, market, sell or otherwise use Product, or as would impair Manufacturer’s ability, right or obligation to perform its obligations under this Agreement.

12.5	Limitation of Liability.

(a)

NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)	Subject to Section 12.5(c), each party’s maximum aggregate total liability in connection with a Work Order will not exceed [***].

(c)

Notwithstanding anything to the contrary in this Agreement, the liability cap set forth in Section 12.5(b) and the exclusion of damages set forth in Section 12.5(a) will not apply to (i) damages arising from (A) a breach of a party’s confidentiality and non-use obligations under Section 10, or (B) a party’s gross negligence or willful misconduct; and (ii) [***] or from an indemnifying Party’s material breach, gross negligence, willful misconduct, intellectual property infringement, or violation of law.

13.	Insurance.

13.1

Manufacturer Insurance. Manufacturer will secure and maintain in full force and effect throughout the term of this Agreement (and for at least [***] thereafter for claims made coverage), the following minimum insurance coverage with financially sound and nationally reputable insurers with a minimum [***]:

(a)	[***]

(b)	[***];

13.2

General. Liability policies written on a claims-made basis will have a retroactive date no later than the Effective Date of this Agreement. Coverage territory will include claims brought in the United States and worldwide, if applicable.

13.3

Evidence of Insurance. Manufacturer will, upon the execution of this Agreement, after each renewal or material change in coverage, and at any time upon request by Tectonic, promptly provide Tectonic with a Certificate of Insurance evidencing coverage and all endorsements required under this Section 13. Upon Tectonic’s request, Manufacturer agrees to provide copies of required insurance policies.

13.4

Insurance Information. Manufacturer will comply, [***], with reasonable requests for information made by Tectonic’s insurance provider representative(s), including permitting such representative(s) to inspect the Facility during operational hours and upon reasonable notice to Manufacturer. In regard to such inspections, the representative(s) will adhere to such guidelines and policies pertaining to safety and non- disclosure as Manufacturer may reasonably require.

14.	Term and Termination.

14.1

Term. This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section 14, will expire on the later of (a) three years from the Effective Date; or (b) the completion of Services under all Work Orders executed by the parties prior to the third anniversary of the Effective Date. The term of this Agreement may be extended by Tectonic continuously for additional [***] periods upon written notice to Manufacturer at least [***] prior to the expiration of the then-current term.

14.2	Termination by Tectonic. Tectonic will have the right, in its sole discretion, to terminate this Agreement or any Work Order:

(a)	upon thirty (30) days’ prior written notice to Manufacturer; or

(b)

immediately upon written notice if (i) in Tectonic’s reasonable judgement, Manufacturer is or will be unable to perform the Services in accordance with the agreed upon timeframe and/or fees and expenses set forth in the applicable Work Order; or (ii) Manufacturer fails to obtain or maintain any material governmental licenses or approvals required in connection with the Services.

14.3

Termination by Either Party. Either party will have the right to terminate this Agreement or any signed Work Orders that are pending by written notice to the other party, upon the occurrence of any of the following:

(a)

the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for [***]);

(b)	the other party fails to cure a material breach of this Agreement within [***] after receiving written notice from the other party of such breach; or

(c)

a Force Majeure Event that will, or continues to, prevent performance (in whole or substantial part) of this Agreement or any pending Work Order by the other party for a period of at least [***]. In the case of a Force Majeure Event relating solely to a pending Work Order, the right to terminate will be limited to such Work Order.

14.4

Termination by Manufacturer. If the performance of the Services under a Work Order becomes impossible due solely to changes in Applicable Law enacted after execution of such Work Order that would result in Manufacturer violating such Applicable Law, the parties agree to discuss [***] any changes needed to the terms of such Work Order for Manufacturer to comply with Applicable Law. If no agreement can be reached by the parties within [***] after using [***] efforts to negotiate a mutually acceptable resolution that will enable Manufacturer to comply with Applicable Law then Manufacturer may terminate such Work Order by providing [***] notice.

14.5

Effect of Termination. Manufacturer will, upon receipt of a termination notice from Tectonic or if Manufacturer terminates this Agreement or any signed Work Orders pursuant to Section 14.3 and Section 14.4, promptly cease performance of the applicable Services and will take all reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith. In particular, Manufacturer will:

(a)	use [***] efforts to immediately cancel, to the greatest extent possible, any third party obligations;

(b)	promptly inform Tectonic of any irrevocable commitments made in connection with any pending Work Order(s) prior to termination;

(c)

use [***] efforts to promptly return, at Tectonic’s reasonable cost and request, to the vendor for a refund all unused, unopened materials in Manufacturer’s possession that are related to any pending Work Order; provided, that Tectonic will have the option, but not the obligation, to take possession of any such materials;

(d)

promptly inform Tectonic of the cost of any remaining unused, unreturnable materials ordered pursuant to any pending Work Order(s), and either deliver such materials to Tectonic (or its designee) or properly dispose of them, as instructed by Tectonic (provided that, Manufacturer may dispose of such unused materials subject to its compliance with Section 14.6); and

(e)	perform only those services and activities mutually agreed upon by Tectonic and Manufacturer as being necessary or advisable in connection with the close-out of any pending Work Order(s).

14.6

Return of Materials/Confidential Information. Upon the expiration or termination of this Agreement for any reason, Recipient agrees, except as otherwise provided in this Agreement, to return to Discloser all documentation or other tangible evidence or embodiment of Discloser’s Confidential Information and not to use such Confidential Information, unless otherwise agreed. Notwithstanding the foregoing, Recipient may retain one archival copy of Discloser’s Confidential Information in order to monitor Recipient’s ongoing obligations of Confidentiality and non-use under this Agreement; provided, that such archival copy must be kept confidential in accordance with Section 10 and segregated from Recipient’s regular files. If Manufacturer is Recipient, Manufacturer will contact Tectonic to request instruction with regards to the Tectonic Materials, Tectonic Equipment, retained samples, data, reports and other property, information and know-how in recorded form, and Manufacturer will, at Tectonic’s request and cost, promptly return or destroy, at Tectonic’s option, all Tectonic’s Materials, Tectonic Equipment, retained samples, data, reports and other property, information and know-how in recorded form that was provided by Tectonic, or developed in the performance of the Services, that are owned by or licensed to Tectonic. If Manufacturer does not receive instruction from Tectonic within [***] of Manufacturer’s written notice to Tectonic and Manufacturer has provided at least two additional notices to Tectonic during this time frame, then Manufacturer may, at its discretion, dispose of such Tectonic Materials, Tectonic Equipment, retained samples, data, reports and other property, information and know-how in recorded form.

14.7

Inventories. Upon expiration or termination of this Agreement or a pending Work Order, Tectonic at its discretion (a) may purchase from Manufacturer any existing inventories of Product ordered under this Agreement that conforms to the Specifications and is Manufactured in accordance with cGMP (if applicable) and the Manufacturing Process, at [***]; and (b) may either (i) purchase [***]; or (ii) direct Manufacturer to dispose of such material at Tectonic’s cost.

14.8

Payment Reconciliation. Within [***] after the close-out of a Work Order, Manufacturer will provide to Tectonic a written itemized statement of all work performed by it in connection with the terminated Work Order, an itemized breakdown of the costs associated with that work, and a final invoice for that Work Order. If a Work Order is terminated early except for Manufacturer’s material breach, then Tectonic shall pay Manufacturer for the Services properly rendered and all non-cancelable obligations properly incurred prior to notice of termination in connection with the terminated Services. Further, if a Work Order is terminated by Tectonic under Section 14.2(a) or due to uncured material breach of Tectonic, Manufacturer may charge Tectonic a Cancellation Charge for such Work Order according to the terms of Appendix B. If Tectonic has pre-paid to Manufacturer more than the amount in a final invoice then Manufacturer agrees to promptly refund that money to Tectonic, or to credit the excess payment toward another existing or future Work Order, at the election of Tectonic.

14.9

Survival. Expiration or termination of this Agreement for any reason will not relieve either party of any obligation accruing prior to such expiration or termination. Further, the provisions of Sections 1, 2.3, 3.3, 4, 5.2(c), 5.2(d), 5.4 through 5.7, 6, 8.4, 9 through 13, 14.4 through 14.9 and 15, and the provisions of the applicable Quality Agreement will survive any termination or expiration of this Agreement.

15.	Miscellaneous.

15.1

Independent Contractor. All Services will be rendered by Manufacturer as an independent contractor for federal, state and local income tax purposes and for all other purposes. Manufacturer will not in any way represent itself to be a partner or joint venturer of or with Tectonic. This Agreement does not create an employer-employee relationship between Tectonic on the one hand and Manufacturer or any employee, subcontractors, Affiliate of Manufacturer, or any Manufacturer personnel on the other. Manufacturer is acting under this Agreement as an independent contractor with full power and authority to determine the means, manner and method of performance of Manufacturer’s duties. Manufacturer will be responsible for and will withhold and/or pay any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of Manufacturer’s employees and other Manufacturer personnel. Manufacturer understands and agrees that it is solely responsible for such matters and that it will indemnify Tectonic and hold Tectonic harmless from all claims and demands in connection with such matters.

15.2

Force Majeure. Except as otherwise expressly set forth in this Agreement, a party will not be liable to the other party or be deemed to have breached this Agreement for failure or delay in fulfilling or performing any obligations of this Agreement solely to the extent such failure or delay arises without such party’s fault or negligence and is caused by (a) fire, (b) flood, (c) embargo, (d) shortage, (e) epidemic, (f) quarantine, (g) war or act of war (whether war is declared or not), (h) insurrection, (i) riot, (j) civil commotion, (k) strike, (l) act of God, (m) act, omission, or delay in acting, by any governmental authority, or (n) other similar cause; provided, in each case, that such event (i) was beyond the reasonable control of the affected party, and (ii) by its nature could not have been foreseen by such party or, if it could have been foreseen, was unavoidable (each a “Force Majeure Event”). The party affected by any Force Majeure Event (the “affected party”) will promptly notify the other party ( the “unaffected party”) in writing upon the occurrence of a Force Majeure Event, explaining the nature, details and expected duration of the Force Majeure Event. The affected party will use [***] efforts to (x) remedy or remove the Force Majeure Event as soon as reasonably practicable, and (y) minimize the effects of the Force Majeure Event while it continues. The affected party will also notify the unaffected party occasionally or upon request by the unaffected party, in writing, regarding the affected party’s efforts to remove, remedy, and mitigate the effects of the Force Majeure Event and when the affected party reasonably expects to resume performance of its affected obligations under this Agreement. The affected party will notify the unaffected party promptly upon cessation of any Force Majeure Event and recommence performance of its suspended obligations or duties as soon as reasonably practicable after such cessation. If a party anticipates that a Force Majeure Event may occur, such party will notify the other party of the nature, details and expected duration of the Force Majeure Event.

15.3

Public Statements. Except to the extent required by applicable law or regulation or the rules of any stock exchange or listing agency, Manufacturer will not make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement, or use Tectonic’s name or the name of any Affiliate of Tectonic on any form of advertising, promotion or publicity, without obtaining the prior written consent of Tectonic.

15.4

Notices. All notices must be in writing and sent to the address for the recipient set forth in this Agreement below or at such other address as the recipient may specify in writing under this procedure. All notices must be given by (a) personal delivery, with receipt acknowledged; (b) prepaid certified or registered mail, return receipt requested; or (c) prepaid recognized next business day or express delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

If to Manufacturer, to:      [***]

If to Tectonic, to:        [***]

15.5

Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that Tectonic may, without such consent, but with notice with [***] thereafter to the Manufacturer, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of its assets or the line of business or Product to which this Agreement relates; (b) to a successor entity or acquirer in the event of a merger, consolidation or change of control; or (c) to any Affiliate. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

15.6

Entire Agreement. This Agreement, together with the attached Appendices and any fully- signed Work Orders, each of which are incorporated into this Agreement, constitute the entire agreement between the parties with respect to the specific subject matter of this Agreement and all prior agreements with respect to such subject matter are superseded.

15.7	No Modification. This Agreement and/or any Work Order or Quality Agreement may be changed only by a writing signed by authorized representatives of each party.

15.8

Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.9

Severability; Reformation. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part. If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of applicable law.

15.10

Governing Law. This Agreement and any disputes arising out of or relating to this Agreement will be governed by, construed and interpreted in accordance with the internal laws of the State of New York, without regard to any choice of law principle that would require the application of the law of another jurisdiction. The parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

15.11

Jurisdiction; Venue. The parties shall engage in [***] consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one party has delivered to the other party a request for consultation. Except with respect to disputes that are subject to Section 6.4, if the dispute cannot be resolved within [***] following the date on which the request for consultation is delivered, then either party may submit the dispute to the International Chamber of Commerce (“ICC”) for arbitration to be conducted in accordance with the Arbitration Rules of ICC in effect at the time of submission. The place of arbitration will be New York City, New York, U.S.A. The official language of the arbitration will be English. The tribunal will consist of one arbitrator to be appointed by ICC. The arbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders to safeguard each party’s Confidential Information. During the course of arbitration, the parties shall continue to implement the undisputed terms of this Agreement. The arbitral award will be final and binding upon the parties, and the party receiving the award may apply to a court of competent jurisdiction for enforcement of the award. Notwithstanding the foregoing, each party has the right to institute an action in a court of proper jurisdiction for injunctive or other equitable relief.

15.12

Waiver. Any delay in enforcing a party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving party, as applicable.

15.13

No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons.

15.14

No Strict Construction; Headings. This Agreement has been prepared jointly and will not be strictly construed against either party. The Section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement. The words “include,” “includes” and “including” when used in this Agreement are deemed to be followed by the phrase “but not limited to”.

15.15	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

TECTONIC THERAPEUTIC, INC.	WUXI BIOLOGICS (HONG KONG) LIMITED

By: [***]	By: [***]

Print Name: [***]	Print Name: [***]

Title: [***]	Title: [***]

Date: [***]	Date: [***]

APPENDIX A

SAMPLE WORK ORDER

[***]

APPENDIX B

[***]

APPENDIX C

LIST OF MANUFACTURER AFFILIATES

[***]